AMENDMENT NO. 1

TO THE

AMENDED AND RESTATED MASTER INTERGROUP SUB-ADVISORY CONTRACT

FOR MUTUAL FUNDS

This Amendment dated as of March 31, 2021, amends the Amended and Restated Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated July 1, 2020, by and among Invesco Advisers, Inc. (the “Adviser”) and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Hong Kong Limited, and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”), as follows:

W I T N E S S E T H:

WHEREAS, the Trust desires to amend the Agreement to remove Invesco Premier Tax-Exempt Portfolio;

NOW, THEREFORE, the parties agree as follows;

1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following

“EXHIBIT A

Funds

Invesco Premier Portfolio”

2.	All other terms and provisions of the Contract not amended shall remain in full force and effect

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.		INVESCO CANADA LTD.

Adviser		Sub-Adviser

By:	/s/ Jeffrey H. Kupor	By:	/s/ Shalomi Abraham
Name: Jeffrey H. Kupor		Name:	Shalomi Abraham
Title: Senior Vice President & Secretary		Title:	Senior Vice President

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Adviser

		By:	/s/ Bernhard Langer /s/ Doris Pittlinger
		Name:	Bernhard Langer Doris Pittlinger
		Title:	Director

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

		By:	/s/ Nick Tolchard
		Name:	Nick Tolchard
		Title:	Director

INVESCO ASSET MANAGEMENT (JAPAN) LIMITED

Sub-Adviser

		By:	/s/ Takashi Matsuo
		Name:	Takashi Matsuo
		Title:	CAO & Head of Human Resources

INVESCO HONG KONG LIMITED

Sub-Adviser

By:	/s/ Lee Siu Mei /s/ Pang Sin Chu
Name:	Lee Siu Mei / Pang Sin Chu
Title:	Head of Finance, GC / Director, GDS, AP

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By:	/s/ Stephen Swanson
Name:	Stephen Swanson
Title:	Secretary and General Counsel